SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May24, 2011

TAMM OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-137174	98-0377767
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1120, 833 - 4th Ave SW, Calgary, AB, Canada	T2P 3T5
(Address of principal executive offices)	(Zip Code)

(403) 513-2663
(Registrant’s telephone number, including area code)

N/A
(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreements.

On May 24/2011 TAMM Oil and Gas Corp reached and concluded as series of agreements to convert previous debt instruments to restricted shares of the Corporation.

The debt cancellations for conversion to units consisting of one common restricted share (based on 30 day weighted average at time of commitment $.15USD and one half warrant $ .30USD).

19,117 units to be issued to Dacona Corporation for a debt of $32,867.59 USD

125,728 units issued to Asperago Holdings S. A. for a debt of $18,859.25 USD

1,481,406 units issued to Watima Solutions Ltd. for a debt of 222,210.96 USD

6,594,333 units issued to Dianella Corp. for a debt of  $989,149.96 USD

358,937 units issued to Guido Hilekes for a debt of $53,840.69 USD

2,295,744 units to be issued to Garry Tighe for a debt of $344,361.60 USD

178,219 units to be issued to John Muzzin for a debt of $26,732.91 USD

In addition, TAMM has received $144,000 USD in funding under a private placement agreement with Maushen Finanz Inc of Zurich Switzerland – under the terms of the private placement agreement, TAMM will issue units for funds received.  Each Unit will consist of one restricted share  priced at $.125 USD and one three year warrant at $.25 USD. TAMM will currently issue 800,000 units currently under this agreement.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit Number	Description of Exhibit
99.1 99.2	Agreements for conversion of debt. Agreement for Private placements

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMM OIL AND GAS CORP.

Date: May 24,2011	By:	/s/ William Tighe
William Tighe, President